                     STOCK AND WARRANT PURCHASE AGREEMENT

      PURCHASE AGREEMENT ("Agreement") dated as of the 2nd day of June, 1995, by and between International Sports Wagering Inc, a Delaware corporation (the "Company"), and the investors listed on Schedule A hereto, each of which is herein referred to as an "Investor."

                             W I T N E S S E T H:

      WHEREAS, the Investors desire to purchase certain shares of Common Stock and warrants to purchase Common Stock of the Company and the Company desires to sell such shares of Common Stock and warrants to purchase Common Stock to the Investors.

      NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein the parties hereby agree as follows:

1. Purchase and Sale of Stock and Warrants.

      1.1 Sale and Issuance of Common Stock and Warrants.

            (a) Sale and Issuance. Subject to the terms and conditions of this Agreement, each Investor agrees to purchase and the Company agrees to sell and issue to each Investor, that number of Units ("Units") set forth opposite each Investor's name on Schedule A hereto for the purchase price set forth thereon. Each Unit shall consist of one share of Common Stock of the Company, par value $.001 per share ("Common Stock") and one Warrant to purchase one share of Common Stock in the form attached hereto on Exhibit A (the "Warrant").

            (b) Closing Dates. Each purchase and sale of the Common Stock and/or Warrants shall take place at the offices of Rubin Baum Levin Constant & Friedman, 30 Rockefeller Plaza (29th Floor), New York, NY 10112. On June 2, 1995 or at such other time and place as the Company and Investors acquiring in the aggregate more than half the Common Stock and Warrants to be sold at the initial closing mutually agree (which time and place are designated as the "Initial Closing") the Investors shall purchase 211,761 out of a total 400,000 shares of Common Stock and a similar number of Warrants in accordance with the terms set forth in Exhibit A for an aggregate purchase price of $449,992.13. The remaining 188,239 shares of Common Stock and Warrants to purchase 188,239 shares of Common Stock shall be purchased for an aggregate of $400,007.88 at a second closing (the "Second Closing") to be held no later than 30 days following the Initial Closing. Upon exercise of the Warrants, in accordance with the terms thereof, the Investors shall purchase 400,000 shares of Common Stock for an aggregate price of $850,000. The date on which the Warrants shall be exercised shall be no later than April 1, 1996 (the "Final Closing"). At each of the Initial Closing, the Second Closing and the Final Closing (each a "Closing"), the Company shall deliver to each Investor a certificate representing the Common Stock which such Investor is purchasing against payment by such Investor of the purchase price therefor by check drawn on a U.S. bank payable to the Company's order or, at the Company's option, by wire transfer to an account designated by the Company. At the Initial Closing and the Second Closing the Company shall also deliver to each Investor Warrant agreements in the Form of Exhibit A hereto representing the number of Warrants being purchased.

2. Representations and Warranties of the Company. Except as set forth on a Schedule of Exceptions attached as Schedule B and on Exhibit B hereto, the Company hereby represents and warrants to each Investor that:

      2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

      2.2 Capitalization and Voting Rights. The authorized capital of the Company consists, or will consist prior to the Initial Closing, of:

            (a) Common Stock. 2,500,000 shares of common stock ("Common Stock"), of which 1,185,000 are issued and outstanding and are owned by the persons, and in the numbers shown on Exhibit B and 500,000 shares of Preferred Stock, none of which are outstanding. No options for the purchase of shares of Common Stock of the Company ("Options") have been granted or are outstanding. However, options to purchase shares of Common Stock shall be granted to the persons, and in the amounts, specified in Exhibit B, on the dates such persons become employees of the Company. Exhibit B also specifies or refers to terms relating to vesting, rights of repurchase, rights of first refusal or similar rights or restrictions relating to such shares or options.

            (b) Except for (i) the Options (ii) the Warrants and (iii) the rights provided in the Rights Agreement of even date herewith by and between the Company and the Investors and attached hereto as Exhibit C (the "Rights Agreement"), there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. The Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company, except for the Voting Agreement dated as of the date hereof, by and among the Company, Barry Mindes (the "Founder") and the Investors in the form attached hereto as Exhibit D (the "Voting Agreement").

      2.3 Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity.

      2.4 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance (or reservation for issuance) and delivery of the Common Stock and the Common Stock issuable upon exercise of the Warrants has been taken or will be taken prior to the Initial Closing. This Agreement, when executed and delivered by the Company, shall constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as the indemnification provisions of the Rights Agreement hereof may be limited by principles of public policy, and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of laws governing specific performance, injunctive relief or other equitable remedies.

      2.5 Valid Issuance of Common Stock.

            (a) The Common Stock when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable. The Common Stock issuable upon exercise of the Warrants has been duly and validly reserved for issuance and, upon exercise thereof for the consideration expressed therein will be duly and validly issued, fully paid and nonassessable.

            (b) The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable.

      2.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement.

      2.7 Litigation. There is no action, suit, proceeding or investigation pending or, to the knowledge of the Company currently threatened against the Company which in any way materially affects the validity of (1) this Agreement,
(2) the Rights Agreement, (3) the Voting Agreement, (4) the Warrants or the right of the Company to enter into it, or them, or to consummate the transactions contemplated hereby, or thereby, or which might result, either individually or in the aggregate, in any material adverse effect on the Company, nor is the Company aware that there is any basis for the foregoing. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company currently intends to initiate.

      2.8 Proprietary Information and Inventions Assignment Agreements. Each employee, consultant and officer of the Company has executed a proprietary information and inventions agreement substantially in the form of Exhibit E hereto. The Company is not aware that any of its employees are in violation thereof.

      2.9 Patents and Trademarks. The Company owns the patent application set forth in Schedule B and has received from the U.S. Patent and Trademark office (the "office") the office action referred to in Schedule B. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the foregoing. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted.

      2.10 Compliance with Other Instruments.

            (a) The Company is not in violation or default of any provisions of its Certificate of Incorporation or its Bylaws or of any instrument, judgment, order, writ, decree or material contract to which it is a party or by which it is bound or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement, the Rights Agreement, the Voting Agreement and the Warrants and the consummation of the transactions contemplated hereby and thereby, will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company.

      2.11 Agreements; Action.

            (a) Except for agreements explicitly contemplated hereby, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

            (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to the Company in excess of, $10,000, (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company, (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services or (iv) indemnification by the Company with respect to infringements of proprietary rights.

            (c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $10,000 or, in the case of indebtedness and/or liabilities individually less than $10,000, in excess of $50,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sales in the ordinary course of business.

            (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

            (e) The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Certificate of Incorporation or its Bylaws, which materially adversely affects its business as now conducted or as proposed to be conducted, its properties or its financial condition.

      2.12 Rights of Registration and First Refusal. Except as contemplated herein and as set forth in the Stockholders Agreements and Stock Option Agreements referred to in Schedule B, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

      2.13 Corporate Documents. Except for amendments, if any necessary to satisfy representations and warranties or conditions contained herein, the Certificate of Incorporation and Bylaws of the Company are in the form previously provided to the Investors.

      2.14 Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets.

      2.15 Employee Benefit Plans. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

      2.16 Tax Returns, Payments and Elections. The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith which are listed in the Schedule of Exceptions.

      2.17 Labor Agreements and Actions. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees.

3. Representations and Warranties of the Investors. Each Investor hereby represents and warrants that:

      3.1 Authorization. This Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms.

      3.2 Purchase Entirely for Own Account. This Agreement is made with each Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Common Stock and Warrants to be received by such Investor, and the Common Stock issuable upon exercise of the Warrants (collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities. Each Investor represents that it has full power and authority to enter into this Agreement and that he is an "Accredited Investor" as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"), a copy of which is annexed hereto on Exhibit F.

      3.3 Disclosure of Information. Each Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Common Stock and Warrants. Each Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Common Stock and Warrants and that any questions raised by it or its representatives concerning the transaction have been answered to the satisfaction of it and its representatives. Its decision to purchase the Common Stock and Warrants and Common Stock issuable upon exercise of the Warrants hereunder is based in part on the answers to those questions and its own evaluation of the risks and merits of the purchase and the Company's proposed business activities.

      3.4 Investment Experience. Each Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Common Stock and Warrants and Common Stock issuable upon exercise of the Warrants. If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Common Stock and Warrants and Common Stock issuable upon exercise of the Warrants.

      3.5 Restricted Securities. Each Investor understands that the shares of Common Stock and Warrants and Common Stock issuable upon exercise of the Warrants it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, each Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

      3.6 No Public Market. Each Investor understands that no public market now exists for any of the securities issued by the Company, that the Company has made no assurances that a public market will ever exist for the Common Stock and Warrants and Common Stock issuable upon exercise of the Warrants and that, even if such a public market exists at some future time, the Company may not then be satisfying the current public information requirements of Rule 144 under the Act.

      3.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, each Investor further agrees (i) that the Warrants are not transferrable other than to other Investors and pursuant to the terms of the Warrants and (ii) not to make any disposition of all or any portion of the Common Stock and Common Stock issuable upon exercise of the Warrants unless and until:

            (a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

            (b) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act.

      3.8 Legends. It is understood that the certificates evidencing the Common Stock (and the Common Stock issuable upon exercise of the Warrants) may bear one or all of the following legends:

            (a) "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

            (b) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

      3.9 Each Investor recognizes and appreciates all risk factors relating to the purchase of the Company's Common Stock, Warrants and Common Stock issuable upon exercise of the Warrants including, but not limited to, those listed below. Each Investor should recognize that the purchase of the Common Stock, Warrants and Common Stock issuable upon exercise of the Warrants involves a high degree of risk in that (i) the Company is in the development stage and has had only limited operations, no revenue and may require substantial funds in addition to the proceeds of this private placement, (ii) an investment in the Company is highly speculative and only Investors who can afford the loss of their entire investment should consider investing in the Common Stock, (iii) the Investor may not be able to liquidate his investment, and (iv) transferability of the Common Stock is extremely limited.

            (1) Development Stage Company; Early Stage of Product Development; No Assurance of Success; No Commercial Operations. The Company is in the development stage and has not commenced any commercial operations to date. The Investor should be aware of the problems, delays, expenses and difficulties encountered by an enterprise in the Company's stage of development, many of which may be beyond the Company's control. These include, but are not limited to, unanticipated problems relating to prototype development, software design and development, testing, regulatory compliance, system assembly, the competitive and regulatory environment in which the Company plans to operate, marketing problems and additional costs and expenses that may exceed current estimates. There can be no assurance that the software necessary for the Company's proposed system can be successfully developed or, if developed, will operate successfully in a live wagering environment, nor can there by any assurance that the Company's system will have acceptance by casinos in the U.S., wagering establishments outside of the U.S. or their respective patrons. There can be no assurance that the Company's products will perform their intended function, meet applicable regulatory standards, be capable of construction at reasonable costs and on a timely basis, prove to be commercially viable or be successfully marketed or attract the required additional financing.

            (2) Expectation of Substantial Future Losses. During the current fiscal year and thereafter, the Company will conduct significant additional research, development and testing activities which, together with other general and administrative expenses, are expected to result in significant operating losses which will continue for the foreseeable future. There can be no assurance that the Company will ever achieve significant revenues or profitable operations.

            (3) Need For Substantial Additional Financing to Develop Commercial Operations; Dilution; No Assurance Of Additional Financing. Assuming sale of all of the shares of Common Stock and exercise of all of the Warrants contemplated herein, available funds will only be sufficient to provide financing for approximately 18 additional months of research and development and operations by the Company. Substantial additional funds will be required to finance any additional research and development activities or to make any additional progress in the development of the Company's products. If additional funds are raised by issuing equity securities, dilution to stockholders of the Company will result. There can be no assurance that the Company will be able to obtain such financing or that such financing, if available, will be on acceptable terms to enable it to complete development of or commercialize the Company's products.

            (4) Competition and Rapid Technological Change. Large, well-capitalized companies may be developing products that are or may be competitive with the Company's products. Competition is intense and increasing among providers of wagering and gaming equipment, both hardware and software, and the Company believes that new competitors will emerge in the future. Many of the Company's competitors or potential competitors may have patented products that may compete with the Company's technology and such competitors may have significantly greater financial, technological, manufacturing, marketing, operating and other resources than the Company. In addition, certain of the Company's potential competitors, including large providers of wagering, gaming and computer equipment, may have technological capabilities that would allow them to develop new or alternative systems rather than utilize the Company's products. The wagering and gaming equipment industry is subject to rapid change and is characterized by constant technological innovation. There can be no assurance that future technological advances will not result in improved products or services that could adversely affect the Company's business or that the Company will be able to develop and introduce competitive uses for its products and to bring such uses to market in a timely manner.

            (5) Uncertain Protection of Patents and Proprietary Rights; No Assurance of Enforceability or Significant Competitive Advantage. The Company considers patent protection of its technology to be important to its business prospects. The Company has filed one United States patent application relating to its systems technology, which is currently pending before the United States Patent and Trademark Office (the

      "Office") and corresponding applications in certain foreign countries. The Company has received an initial Office action denying the claims of the patent, to which the Company has responded. Although management believes that a patent containing the most important of the claims asserted in the pending patent application will be granted, no assurance of that can be given. In addition, no assurance can be given that if any patents issue, they will provide the Company with significant competitive advantages or that challenges will not be instituted against the validity or enforceability of any patent owned by the Company or, if instituted, that such challenges will not be successful. Furthermore, there can be no assurance that others will not independently develop similar or more advanced technologies or design around aspects of the Company's technology which may be patented or duplicate the Company's trade secrets. In some cases, the Company may rely on trade secrets to protect its innovations. There can be no assurance that trade secrets will be established, or that secrecy obligations will be honored or that others will not independently develop similar or superior technology.

            (6) Dependence Upon President and Principal Stockholder. The Company is dependent significantly on the services of Barry Mindes, its founder, CEO, President and principal stockholder (the "Principal Stockholder"). Loss of the services of the Principal Stockholder could have a material adverse effect on the Company's business.

            (7) Continued Control by Principal Stockholder. Following the purchase of the shares of Common Stock and exercise of the Warrants by the Investors and the issuance of certain additional shares of Common Stock and options to other investors and certain key employees, the Principal Stockholder will beneficially own or control, in the aggregate, a majority of the issued and outstanding Common Stock. Accordingly, the Principal Stockholder will, subject to agreements entered into with other stockholders relating to the election of directors, continue to be able to elect at least a majority of the Company's Board of Directors and to direct the Company's affairs.

            (8) Absence of Public Market and No Obligation to Effect Registration. There is and has been no public market for the Common Stock. The Common Stock has not been registered under the Securities Act of 1933, as amended, or any state securities laws, and the Company has no present plans and is under no obligation to effect any such registration, although under certain circumstances certain stockholders have the right to demand registration. There can be no assurance that an active trading market for the Common Stock will develop at any time hereafter or, if developed, that such a market will be sustained.

            (9) No Dividends Anticipated. The Company has never paid any cash dividends on the Common Stock. The Company anticipates that in the future, any earnings will be retained for use in the business or for other corporate purposes, and it is not anticipated that cash dividends in respect of the Common Stock will be paid.

            (10) Market Size. At the current time the market for the Company's products in the U.S. is limited to casinos in the State of Nevada. No assurance can be given that new markets will develop or that legislation permitting sports wagering in other states within the U.S. will be adopted. In addition, while sports wagering exists outside of the U.S., no assurance can be given that the Company's products would be accepted in such foreign markets or that compliance with any regulatory conditions imposed by foreign jurisdictions will be achieved.

            (11) Regulatory Environment. The Company, its principal stockholder(s), directors, officers and key employees may be required to be licensed in the State of Nevada and in any other jurisdiction in which the Company's products or services are sold, provided or intended to be sold or provided. Although the Company is not aware of any factor in the background of any of these individuals which would prevent licensing, no assurance can be given that licenses will be granted. The Company's equipment and software may also have to be licensed by the State of Nevada and any other jurisdiction in which the Company's products or services are sold/or provided or intended to be sold or provided. No assurance can be given that such licenses will be granted.

            (12) Reliance on Own Advisors. Investors are not to construe this document as offering any investment advice. Investors should consult their own legal counsel, accountants and other professional advisors as to financial, legal, tax and related matters concerning their investment.

      3.10 Except as set forth herein no representation or warranty has been made to the Investors by the Company or any agent, affiliate, employee, officer or representative thereof, and in entering into this transaction each Investor is not relying upon any information other than that contained herein and the results of such Investor's independent investigation.

4. Blue Sky Laws.

      THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS
AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPO-
RATIONS OR EQUIVALENT OF ANY STATE.

5. Conditions of Investor's Obligations at Closing. The obligations of each Investor under Section 1.1 of this Agreement are subject to the fulfillment on or before the Initial Closing and, with respect to Section 5.9 the Second and Final Closings, of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

      5.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Initial Closing.

      5.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Initial Closing.

      5.3 Compliance Certificate. The President of the Company shall deliver to each Investor at the Initial Closing a certificate certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled and stating that there shall have been no material adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company since April 30, 1995.

      5.4 Qualifications. The Company shall have complied with all applicable requirements of state securities laws.

      5.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Initial Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investors' counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

      5.6 Proprietary Information Agreement. Each employee of the Company shall have entered into a proprietary information and inventions agreement substantially in the form set forth as Exhibit E hereto.

      5.7 Rights Agreement. The Company and the Investors shall have entered into the Rights Agreement.

      5.8 Voting Agreement. The Company, the Founder and the Investors shall have entered into the Voting Agreement.

      5.9 Stock Certificates and Warrant. The Company shall deliver (i) stock certificates representing the shares of Common Stock being purchased and (ii) Warrant agreements representing the Warrants being purchased.

      5.10 No Material Adverse Change. Since April 30, 1995, there shall have been no material adverse change in the Company's assets, properties, financial condition, operating results, business or prospects.

6. Conditions of the Company's Obligations at Closing. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Initial Closing, and, with respect to Section 6.2 the Second and Final Closings, of each of the following conditions by that Investor:

      6.1 Representations and Warranties. The representations and warranties of the Investors contained in Section 3 shall be true on and as of the Initial Closing.

      6.2 Payment of Purchase Price. The Investors shall have delivered the purchase price specified in Section 1.2.

      6.3 Rights Agreement. The Company and the Investors shall have entered into the Rights Agreement.

      6.4 Voting Agreement. The Company, the Founder and the Investors shall have entered into the Voting Agreement.

7. Covenants of the Company.

      7.1 Delivery of Financial Statements. Commencing on January 1, 1997, for so long as the Investors continue to hold at least 25% of the outstanding stock of the Company the Company shall deliver to each Investor:

            (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder's equity as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of recognized standing selected by the Company;

            (b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited profit or loss statement, schedule as to the sources and application of funds for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter.

      7.2 Interim Financial Information. Prior to January 1, 1997, the Company shall furnish to the Investors so long as the Investors continue to hold at least 25% of the outstanding stock of the Company, upon request (i) the same financial information utilized by the Company on a monthly basis (but not less than a statement showing cash at the beginning and end of the month and the expenses paid or incurred during the month) and (ii) such other information as the Investor shall reasonably request.

      7.3 Inspection. For as long as an Investor is eligible to receive reports under Section 7.2, the Company shall permit each Investor, at such Investor's expense, to visit and inspect the Company's properties, and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor and upon reasonable notice to the Company; provided, however, that the Company shall not be obligated pursuant to this Section 7.3 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

      7.4 Termination of Information and Inspection Covenants. The covenants set forth in Sections 7.2 and 7.3 shall terminate as to Investors and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the offering of its securities to the general public, is consummated or when the Company first becomes subject to the periodic reporting requirements of Section 12(g) of the 1934 Act, whichever event shall first occur.

8.    Miscellaneous.

      8.1 Survival of Warranties. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and each Closing.

      8.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Common Stock sold hereunder or any Common Stock issued upon exercise of the Warrants thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. This Agreement shall be binding upon any person to whom shares of Common Stock are transferred in violation of the provisions hereof and the successors, assigns, heirs, legatees, distributees, executors and administrators of such transferee and the Company may refuse to permit the transfer of such stock on its books.

      8.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York without regard to principles of conflict of laws.

      8.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which shall together constitute a single instrument.

      8.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

      8.6 Notices. All notices ("Notices") hereunder shall be in writing, signed by the party giving or making the same, and shall be delivered personally or sent by internationally recognized courier service or by telex or facsimile transmission to each party entitled to receive the same, at such party's last known address on the books of the Company, unless such party shall have previously notified in writing the party sending such Notice of a change of address, in which case it shall be sent to the new address. A copy of each such Notice to the

Company or the Founder shall also be sent in similar fashion to Rubin Baum Levin Constant & Friedman, 30 Rockefeller Plaza, 29th Floor, New York, New York 10112,
Attention: Richard M. Hoffman, Esq. A copy of each such Notice to the Investors shall also be sent in similar fashion to Mr. Matthew Smith c/o Geo Capital 767 Fifth Avenue (45th Fl) New York, NY 10153. All Notices shall be deemed given when delivered, sent or transmitted in accordance herewith.

      8.7 Finder's Fee. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or com- pensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

      8.8 Expenses. Irrespective of whether any Closing is effected, the Company and the Investors shall pay all costs and expenses that each incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

      8.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Common Stock issued to the Investors excluding shares previously sold to the public. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

      8.10 Effect of Amendments or Waivers. Investors and their respective successors and assigns acknowledge that by the operation of Section 8.9 hereof, the holders of a majority of the Common Stock issued to the Investors excluding shares previously sold to the public, acting in conjunction with the Company will have the right and power to diminish or eliminate all rights pursuant to this Agreement.

      8.11 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provision of this Agreement.

      8.12 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of the other party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

      8.13 Miscellaneous.

            (a) This Agreement contains the entire understanding of the parties hereto concerning the subject matter hereof and supersedes any and all prior agreements made by the parties with respect thereto and may not be amended, terminated or discharged, except by an instrument in writing, signed by the party to be charged.

            (b) Each of the parties agrees to execute and deliver any and all documents or other instruments and shall do or cause to be done all such acts or things as may reasonably be necessary or proper to carry out the purposes of this Agreement.

            (c) The parties hereto irrevocably consent that any suit, legal action or proceeding with respect to any of the rights or obligations arising directly or indirectly under or relating to this Agreement may be brought in any New York State or United States federal court located in the Borough of Manhattan, City and State of New York, and by execution and delivery of this Agreement each party hereby irrevocably submits to and accepts with regard to any such suit, legal action or proceeding, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each party irrevocably consents to the service of process in any such suit, legal action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, return receipt requested, to it at its address set forth herein. The foregoing shall not limit the right of any party to serve process in any other manner permitted by law. Each party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any suit, legal action or proceeding arising directly or indirectly under or relating to this Agreement in any court located in the Borough of Manhattan, City and State of New York and hereby further irrevocably waives any claim that a court located in the Borough of Manhattan, City and State of New York is not a convenient forum for any such suit, legal action or proceeding. Each party hereby (i) irrevocably waives any right it may have under the laws of any jurisdiction to commence by publication any suit, legal action or proceeding with respect to this Agreement, and (ii) irrevocably agrees that any suit, legal action or proceeding commenced by it with respect to any rights or obligations arising directly or indirectly under or relating to this Agreement shall be brought exclusively in any New York State or United States federal court located in the Borough of Manhattan, City and State of New York.

      The parties have executed this Agreement as of the date first written above.

                                        COMPANY:

                                        INTERNATIONAL SPORTS WAGERING INC.



                                        By:   /s/ BARRY MINDES
                                            -----------------------------------
                                              Barry Mindes, President

                                        Address:    32 Heights Road
                                                    Wayne, NJ  07470
                                                    Fax: (201) 694-4843

                                  Schedule A
                                  Investors

Seneca Ventures

Woodland Partners

Woodland Venture Fund

Marilyn Rubenstein

Eli Oxenhorn

DISS Partners

David Nussbaum

Robert Gladstone

William G. Walters

Larry Altman

Shelly Finkel

Gerald Josephson

Irwin Lieber

Barry Fingerhut

Michael Marocco

Stephen J. Posner

ReiJane Huai

Alan W. Kaufman